June 3, 2014

To:	JAKKS Pacific, Inc.
22619 Pacific Coast Highway
Malibu, California 90265
Telephone: (310) 456-7799
Facsimile: (310) 317-8527
Attention: Stephen G. Berman

From:	Merrill Lynch International,
Acting through its agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated
BofA Merrill Lynch Financial Centre
2 King Edward Street
London ECIA 1HQ

Re:	Issuer Forward Repurchase Transaction
(BofAML Reference Number: 148354498)

Ladies and Gentlemen:

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the Transaction entered into between Merrill Lynch International (“Dealer”), acting through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Agent”), and JAKKS Pacific, Inc. (“Counterparty”) on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1.           This Confirmation is subject to, and incorporates, the definitions and provisions of the 2006 ISDA Definitions (including the Annex thereto) (the “2006 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2006 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). In the event of any inconsistency between the 2006 Definitions and the Equity Definitions, the Equity Definitions will govern. The Transaction is a Share Forward Transaction.

Certain defined terms used herein have the meanings assigned to them in the Indenture to be dated as of June 9, 2014, between Counterparty and Wells Fargo Bank, N.A., as trustee (the “Indenture”) relating to the $100,000,000 aggregate principal amount of 4.875% convertible notes due June 1, 2020 (the “Convertible Notes”). In the event of any inconsistency between the terms defined in the Indenture and this Confirmation, this Confirmation shall govern. References herein to sections of the Indenture are based on the draft of the Indenture most recently reviewed by the parties at the time of execution of this Confirmation. If any relevant sections of the Indenture are changed, added or renumbered between the execution of this Confirmation and the execution of the Indenture, the parties will amend this Confirmation in good faith to preserve the economic intent of the parties based on the draft of the Indenture so reviewed. The parties further acknowledge that references to the Indenture herein are references to the Indenture as in effect on the date of its execution and if the Indenture is amended following its execution, any such amendment will be disregarded for purposes of this Confirmation unless the parties agree otherwise in writing. The Transaction is subject to early unwind if the closing of the Convertible Notes is not consummated for any reason, as set forth below in Section 8(b).

This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation). The Transaction shall be the only transaction under the Agreement.

All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and either the Definitions or the Agreement, this Confirmation shall govern.

2.           The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	June 3, 2014

Effective Date:	June 9, 2014, subject to cancellation of the Transaction as provided in Section 8(b) “Early Unwind,” below.

Seller:	Dealer

Buyer:	Counterparty

Shares:	The shares of common stock, $.001 par value, of Counterparty (Ticker Symbol: “JAKK”).

Number of Shares:	Initially 3,112,840, as reduced on each Valuation Date by the Daily Number of Shares for such Valuation Date.

Daily Number of Shares:	(a) For any Valuation Date occurring prior to the first day of the Final Valuation Period, the number of Shares specified by Dealer in the related Settlement Notice (as defined below under “Valuation Dates”) and (b) for each Valuation Date occurring on or after the Final Valuation Period Start Date, the lesser of (i) the Final Period Daily Number and (ii) the Number of Shares on such Valuation Date; provided that (i) if a Market Disruption Event occurs on any Valuation Date in the Final Valuation Period, the Calculation Agent may determine that such Valuation Date is a Disrupted Day only in part, in which case the Calculation Agent will reduce the Daily Number of Shares for such Valuation Date and shall designate one or more additional Valuation Dates at the end of the Final Valuation Period as the Valuation Date(s) for the remaining Daily Number of Shares, (ii) Dealer may increase the Daily Number of Shares on any Valuation Date during the Final Valuation Period by delivery of a Settlement Notice specifying the additional Daily Number of Shares for such Valuation Date to Counterparty. For the avoidance of doubt, the aggregate of the Daily Number of Shares for all Valuation Dates shall equal the initial Number of Shares; and provided further that, if the final Settlement Date has not occurred pursuant to the preceding proviso as of the Final Disruption Date, then Dealer shall have the right to elect that the Final Disruption Date shall be considered the final Settlement Date. “Final Disruption Date” means (x) with respect to any Valuation Date occurring on or after the Final Valuation Period Start Date, the eighth Scheduled Trading Day immediately following the Final Valuation Period Start Date and (y) with respect to any other Valuation Date, the eighth Scheduled Trading Day immediately following such Valuation Date.

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Final Period Daily Number:	25,940 Shares

Forward Price:	$7.71

Prepayment:	Applicable

Prepayment Amount:	The Forward Price multiplied by the initial Number of Shares.

Prepayment Date:	The Effective Date; provided that no cancellation of the Transaction has occurred as provided in Section 8(b) hereof.

Variable Obligation:	Not Applicable

Exchange:	NASDAQ GS

Related Exchange(s):	All Exchanges

Calculation Agent:	Dealer

Settlement Terms:

Physical Settlement:	Applicable. In lieu of Section 9.2(a)(iii) of the Equity Definitions, Dealer will deliver to Counterparty the Daily Number of Shares for each Valuation Date on the related Settlement Date. Section 9.11 of the Equity Definitions shall be amended by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Counterparty is the Issuer of the Shares.

Restricted Certificated Shares:	Notwithstanding anything to the contrary in the Equity Definitions, Dealer may, in whole or in part, deliver Shares in certificated form (and/or by delivery of a Share transfer form to Counterparty or its transfer agent, as applicable) representing the Number of Shares to be Delivered to Counterparty in lieu of delivery through the Clearance System.

Valuation Dates:	(a) Any Exchange Business Day following the Effective Date designated by Dealer as a Valuation Date in a written notice (a “Settlement Notice”) to Counterparty, which notice shall specify the Daily Number of Shares for such Valuation Date and (b) each Exchange Business Day in the Final Valuation Period that is not a Disrupted Day in full.

Final Valuation Period:	The period of consecutive Exchange Business Days equal in number to (i) the Number of Shares as of the Final Valuation Period Start Date divided by (ii) the Final Period Daily Number, beginning with, and including, the Final Valuation Period Start Date (or, if such date is not an Exchange Business Day, the next following Exchange Business Day).

Final Valuation Period Start Date:	December 1, 2020

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Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended (A) by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” in clause (ii) thereof, and (B) by replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure, or (iv) a Regulatory Disruption.”

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, in its discretion, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures for Dealer to refrain from or decrease any market activity in connection with the Transaction. Dealer shall notify Counterparty as soon as reasonably practicable that a Regulatory Disruption has occurred and the Valuation Date(s) affected by it.

Dividends:

Dividend Payment:	In lieu of Section 9.2(a)(iii) of the Equity Definitions, Dealer will pay to Counterparty the relevant Dividend Amount on each Dividend Payment Date.

Dividend Amount:	(a) 100% of any cash dividend or distribution per Share declared by Counterparty to holders of record of Shares the ex-dividend date for which occurs during the period from, and including, the Effective Date to, but excluding, the final Valuation Date, multiplied by (b) the Number of Shares on such ex-dividend date (after giving effect to any reduction on such ex-dividend date, if such ex-dividend date is a Valuation Date).

Dividend Payment Date:	Each date that is five Exchange Business Days after the date on which the relevant Dividend Amount is paid or distributed by Counterparty to holders of record of Shares.

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment. For the avoidance of doubt, in the event of any dividend or distribution of the type described in Sections 11.2(e)(i) or 11.2(e)(ii)(A) of the Equity Definitions, the Calculation Agent shall make a proportional adjustment to the Number of Shares to reflect such dividend or distribution.

Extraordinary Events:

Consequences of Merger Events:	In addition to, and without limitation of, Section 12.2 of the Equity Definitions, if, in connection with any Merger Event, (i) the consideration for the Shares includes (or, at the option of a holder of the Shares, may include) shares of an entity or person that is not a corporation or is not organized under the laws of the United States, any State thereof or the District of Columbia or (ii) the counterparty to the Transaction following such Merger Event will not be a corporation or will not be the Issuer of the relevant Shares following such Merger Event (after giving effect to the provisions of this Confirmation in respect thereof, as determined by the Calculation Agent), then Cancellation and Payment may apply at Dealer’s sole election.

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Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Modified Calculation Agent Adjustment or Cancellation and Payment (Calculation Agent Determination), as determined by Dealer in its sole discretion

Share-for-Combined:	Component Adjustment or Cancellation and Payment (Calculation Agent Determination), as determined by Dealer in its sole discretion

Notice of Merger Consideration:	Upon the occurrence of a Merger Event that causes the Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), Counterparty shall promptly (but in any event prior to the relevant merger date) notify the Calculation Agent of (i) the weighted average of the types and amounts of consideration received by the holders of Shares entitled to receive cash, securities or other property or assets with respect to or in exchange for such Shares in any Merger Event who affirmatively make such an election and (ii) the details of the adjustment made under the Indenture in respect of such Merger Event.

Tender Offer:	Applicable

Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Modified Calculation Agent Adjustment

Share-for-Combined:	Modified Calculation Agent Adjustment

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Insolvency Filing:	Applicable

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) is hereby amended by (i) adding the words “(including, for the avoidance of doubt and without limitation, any tax law or the adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof, (ii) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (iii) adding the words “or any Hedge Positions” after the word “Shares” in the clause (X) thereof, (iv) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date” and (v) adding the words “, or holding, acquiring or disposing of Shares or any Hedge Positions relating,” after the word “obligations” in clause (Y) thereof.

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Failure to Deliver:	Applicable; provided that Section 12.9(a)(iii) of the Equity Definitions is hereby amended by adding the words “, if such failure is not remedied on or before the 30th (thirtieth) Clearance System Business Day following the Settlement Date” at the end thereof.

Hedging Disruption:	Not Applicable; provided that the provisions of Section 8(c) hereof relating to a Hedging Disruption shall apply.

Increased Cost of Hedging:	Applicable

Determining Party:	For all Additional Disruption Events, Dealer

Non-Reliance:	Applicable

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

3.           Account Details:

(a)	Account for payments to Counterparty: To be provided by Counterparty.

Account for delivery of Shares to Counterparty: To be provided by Counterparty.

(b)	Account for payments to Dealer:

Beneficiary Bank:	Bank of America
ABA:	026-009-593
SWIFT:	BOFAUS3N
Acct #:	65504-60511
Acct Name:	Merrill Lynch International

4.           Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.

The Office of Dealer for the Transaction is: London

5.            Notices: For purposes of this Confirmation:

(a)	Address for notices or communications to Counterparty:

JAKKS Pacific, Inc.

22619 Pacific Coast Highway

Malibu, California 90265

Facsimile: (310) 317-8527

Attention: Stephen G. Berman

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With a copy to:

Feder Kaszovitz LLP

845 Third Avenue

New York, New York 10022

Facsimile: (212) 888-7776

Attention: Geoffrey A. Bass, Esq.

(b)	Address for notices or communications to Dealer:

Merrill Lynch International

Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ

With a copy to its Agent:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036

Attn: Peter Tucker, Assistant General Counsel & Vice President

Telephone: 646-855-5821

Facsimile: 646-822-5633

6.           Representations, Warranties and Agreements.

(a)           In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to and for the benefit of, and agrees with, Dealer as follows:

(i)           On the Trade Date (A) none of Counterparty and its officers and directors is aware of any material nonpublic information regarding Counterparty or the Shares and (B) all reports and other documents filed by Counterparty with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(ii)           Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(iii)           Prior to the Trade Date, Counterparty shall deliver to Dealer a resolution of Counterparty’s board of directors authorizing the Transaction and such other certificate or certificates as Dealer shall reasonably request.

(iv)           Counterparty is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.

(v)           Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

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(vi)           On the Trade Date, (A) the assets of Counterparty at their fair valuation exceed the liabilities of Counterparty, including contingent liabilities, (B) the capital of Counterparty is adequate to conduct the business of Counterparty and (C) Counterparty has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature, (D) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”) and (E) Counterparty would be able to purchase the initial Number of Shares for the Prepayment Amount in compliance with the laws of Counterparty’s jurisdiction of incorporation.

(vii)           Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any Affiliate of Dealer or any governmental agency.

(viii)           (A) On the Trade Date, (B) on each Valuation Date and (C) in the event an Early Termination Date is designated with respect to the Transaction or a portion thereof or the Transaction or a portion thereof is cancelled pursuant to Article 12 of the Equity Definitions, in either case, on each day during a period starting on or about such Early Termination Date as reasonably determined by Dealer and notified to Counterparty (an “Early Termination Period”) (each such date, a “Restricted Date”), (I) the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares are not and will not be subject to a “restricted period,” as such term is defined in Regulation M under the Exchange Act (“Regulation M”) and (II) Counterparty shall not engage in any “distribution,” as such term is defined in Regulation M, other than a distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M, on any Restricted Date or either of the two Exchange Business Days immediately following any Restricted Date.

(ix)           On each Restricted Date, neither Counterparty nor any “affiliate” or “affiliated purchaser” (each as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares, except through Dealer.

(x)           No state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares.

(xii)           Counterparty (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million.

(xiii)           Without limiting the generality of Section 3(a) of the Agreement, neither the execution and delivery of this Confirmation nor the incurrence or performance of obligations of Counterparty hereunder will conflict with or result in a breach of the certificate of incorporation or by-laws (or any equivalent documents) of Counterparty, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument filed as an exhibit to Counterparty’s Annual Report on Form 10-K for the year ended December 31, 2013, as updated by any subsequent filings, to which Counterparty or any of its subsidiaries is a party or by which Counterparty or any of its subsidiaries is bound or to which Counterparty or any of its subsidiaries is subject, or constitute a default under, or result in the creation of any lien under, any such agreement or instrument.

(b)           Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a (18) of the U.S. Commodity Exchange Act, as amended.

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(c)           Counterparty acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) thereof. Accordingly, Counterparty represents and warrants to Dealer that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account without a view to the distribution or resale thereof and (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws.

(d)           Counterparty agrees and acknowledges that Dealer is a “financial institution” and a “financial participant” within the meaning of Sections 101(22), 101(53C) and 101(22A) of Title 11 of the United States Code (the “Bankruptcy Code”). The parties hereto further agree and acknowledge that it is the intent of the parties that (A) this Confirmation is a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment,” within the meaning of Section 546 of the Bankruptcy Code, and (B) Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(o), 546(e), 548(d)(2), 555 and 561 of the Bankruptcy Code.

(e)           Counterparty shall deliver to Dealer an opinion of counsel, dated as of the Effective Date and reasonably acceptable to Dealer in form and substance, with respect to the matters set forth in Section 3(a) of the Agreement and Sections 6(a)(v) and 6(a)(xiii) of this Confirmation (replacing, solely for these purposes and solely with respect to Section 6(a)(xiii), the words “On the Trade Date and at all times until termination or earlier expiration of the Transaction” with the words “On the Trade Date”).

7.           Matters Relating to Agent.

In connection with the Transaction confirmed hereby, the Agent, a broker-dealer registered under the Exchange Act, will be responsible for: (a) effecting the Transaction (though the Agent shall not be responsible for negotiating the terms of the Transaction), (b) issuing all required confirmations and statements to Counterparty relating to the Transaction, (c) as between Dealer and the Agent, extending or arranging for the extension of any credit to Counterparty in connection with the Transaction, (d) maintaining required books and records relating to the Transaction, (e) complying, to the extent applicable, with Rule 15c3-1 under the Exchange Act and (f) unless otherwise permitted under applicable law or applicable interpretations thereof, receiving, delivering and safeguarding funds and securities in compliance with Rule 15c3-3 under the Exchange Act.

The Agent is acting hereunder solely in its capacity as agent (and not as principal or guarantor) in connection with the Transaction entered into between Counterparty and Dealer, pursuant to instructions received from Counterparty and Dealer, and shall have no responsibility or liability to Counterparty or Dealer arising from any failure by either of them to pay or perform any obligation hereunder. Each of Counterparty and Dealer acknowledges the foregoing and agrees that it will proceed solely against the other to collect or recover any funds or securities owing to it in connection with or arising from the Transaction. The Agent shall not be deemed to have endorsed or guaranteed the Transaction confirmed hereby and shall have no responsibility or liability to either Counterparty or Dealer except for gross negligence or willful misconduct in the performance of its duties as agent.

Dealer is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority and is a member of the London Stock Exchange. Dealer has entered into the Transaction as principal. The time of the Transaction shall be notified to Counterparty upon request.

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8.           Other Provisions.

(a)     Repurchase Notices. Counterparty shall, at least 10 Scheduled Trading Days prior to effecting any repurchase of Shares or consummating or otherwise executing or engaging in any transaction or event, other than a stock split or stock dividend, that would lead to an increase in the Number of Shares, give Dealer a written notice of such repurchase or such transaction or event, as the case may be (a “Repurchase Notice”), if, following such repurchase or such transaction or event, as the case may be, the Notice Percentage as determined on the date of such Repurchase Notice is (i) greater than 4.5% and (ii) in the case of any Repurchase Notice other than the first Repurchase Notice, greater by 0.5% or more than the Notice Percentage included in the immediately preceding Repurchase Notice. The “Notice Percentage” as of any day is the fraction, expressed as a percentage, the numerator of which is the Number of Shares for the Transaction and the denominator of which is the number of Shares outstanding on such day. In the event that Counterparty fails to provide Dealer with a Repurchase Notice on the day and in the manner specified in this Section 8(a) then Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, to which such Indemnified Party may become subject under applicable securities laws, including without limitation, Section 16 of the Exchange Act, relating to or arising out of such failure. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred (after notice to Counterparty) in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. This indemnity shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and delegation of the Transaction made pursuant to this Confirmation or the Agreement shall inure to the benefit of any permitted assignee of Dealer.

(b)     Early Unwind. If the offering and sale by Counterparty of the Convertible Notes is not consummated on or prior to the scheduled Effective Date (or such later date as Counterparty and Dealer shall have agreed, which in no event shall be later than June 23, 2014, in which case the Effective Date will be such later closing date for such offering) (such date being the “Early Unwind Date”), then the Transaction shall automatically terminate (the “Early Unwind”) on the Early Unwind Date and (i) the Transaction and all of the respective rights and obligations of Dealer and Counterparty thereunder shall be cancelled and terminated and (ii) following the payment or delivery, as applicable, referred to below, each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of, and to be performed in connection, with the Transaction either prior to or after the Early Unwind Date (other than under the indemnity under Section 8(a) above); provided that, notwithstanding the foregoing, Counterparty shall pay to Dealer an amount in cash equal to the aggregate amount of costs and expenses relating to the unwinding of Dealer’s hedging activities in respect of the Transaction (including market losses incurred in reselling any Shares purchased by Dealer or its affiliates in connection with such hedging activities).

(c)     Transfer or Assignment. Dealer may transfer any of its rights or obligations under the Transaction with the prior written consent of Counterparty, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Dealer may transfer or assign without any consent of the Counterparty its rights and obligations hereunder and under the Agreement, in whole or in part, to any of its affiliates. Any such transfer or assignment shall be fully effective upon notice to Counterparty of such assignment, together with notice of such affiliate’s agreement to perform the Transaction and be bound by its terms in every way as if such affiliate had been an original party to the Transaction in place of Dealer, and upon such transfer or assignment Dealer shall be released from its obligations hereunder. At any time at which any Excess Ownership Position or a Hedging Disruption exists, if Dealer, in its discretion, is unable to effect a transfer or assignment to an affiliate in accordance with the requirements set forth above after using its commercially reasonable efforts on pricing terms and within a time period reasonably acceptable to Dealer such that an Excess Ownership Position or a Hedging Disruption, as the case may be, no longer exists, Dealer may designate any Scheduled Trading Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of the Transaction, such that such Excess Ownership Position or Hedging Disruption, as the case may be, no longer exists. In the event that Dealer so designates an Early Termination Date with respect to a portion of the Transaction, a payment or delivery shall be made pursuant to Section 6 of the Agreement and Section 8(b) of this Confirmation as if (i) an Early Termination Date had been designated in respect of an Additional Termination Event under a Transaction having terms identical to the Terminated Portion of the Transaction, (ii) Counterparty shall be the sole Affected Party with respect to such Additional Termination Event and (iii) the Terminated Portion of the Transaction shall be the only Terminated Transaction. “Excess Ownership Position” means any of the following: (i) the Equity Percentage exceeds 8.0%, (ii) Dealer or any “affiliate” or “associate” of Dealer would own in excess of 13% of the outstanding Shares for purposes of Section 203 of the Delaware General Corporation Law or (iii) Dealer, Dealer Group (as defined below) or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under any federal, state or local laws, regulations, regulatory orders or organizational documents or contracts of Counterparty that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership in excess of a number of Shares equal to (x) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person, or could result in an adverse effect on a Dealer Person, under Applicable Restrictions, as determined by Dealer in its reasonable discretion, and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination. The “Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer, for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13) of which Dealer is or may be deemed to be a part (Dealer and any such affiliates, persons and groups, collectively, “Dealer Group”) beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that, as a result of a change in law, regulation or interpretation after the date hereof, the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such number) and (B) the denominator of which is the number of Shares outstanding on such day.

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(d)     Right to Extend. Dealer may postpone or add, in whole or in part, any Valuation Date or Settlement Date or any other date of valuation or delivery by Dealer, in which event the Calculation Agent shall make appropriate adjustments to the Number of Shares and the Daily Number of Shares with respect to any affected Valuation Date, if Dealer determines, in its reasonable discretion, that such postponement or addition is reasonably necessary or appropriate to preserve Dealer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions or to enable Dealer to effect purchases of Shares in connection with its hedging, hedge unwind or settlement activity hereunder, in each case in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty (as defined in Rule 10b-18 under the Exchange Act), be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer.

(e)    Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If Dealer shall owe Counterparty any amount pursuant to Article 12 of the Equity Definitions or pursuant to Section 6 of the Agreement (a “Payment Obligation”), Counterparty shall have the right, in its sole discretion, to require Dealer to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Dealer, confirmed in writing within one Scheduled Trading Day, no later than 9:30 A.M. New York City time on the relevant Early Termination Date or date of cancellation or termination in respect of an Extraordinary Event, as applicable (“Notice of Share Termination”); provided that if Counterparty does not elect to require Dealer to satisfy its Payment Obligation by the Share Termination Alternative, Dealer shall have the right, in its sole discretion, to elect to satisfy its Payment Obligation by the Share Termination Alternative, notwithstanding Counterparty’s failure to elect or election to the contrary; and provided further that Counterparty shall not have the right to so elect (but, for the avoidance of doubt, Dealer shall have the right to so elect) in the event of (i) an Insolvency or a Nationalization, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash or (ii) an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, which Event of Default or Termination Event resulted from an event or events within Counterparty’s control. Upon such Notice of Share Termination, the following provisions shall apply on the Scheduled Trading Day immediately following the relevant merger date, Announcement Date, Early Termination Date or date of cancellation or termination in respect of an Extraordinary Event, as applicable:

Share Termination Alternative:	Applicable and means that Dealer shall deliver to Counterparty the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant Article 12 of the Equity Definitions or Section 6 of the Agreement, as applicable, or such later date as the Calculation Agent may reasonably determine (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation.

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Share Termination Delivery Property:	A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of the aggregate amount of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:	The value of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to Dealer at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:	In the case of a Termination Event, Event of Default, Delisting or Additional Disruption Event, one Share or, in the case of an Insolvency or Nationalization, one Share or a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency or Nationalization, as applicable. If such Insolvency or Nationalization involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Other applicable provisions:	If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.10 and 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Counterparty is the issuer of the Shares or any portion of the Share Termination Delivery Units) of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction, except that all references to “Shares” shall be read as references to “Share Termination Delivery Units.”

(f)     No Netting and Set-off. Each party waives any and all rights it may have to set off obligations arising under the Agreement and the Transaction against other obligations between the parties, whether arising under any other agreement, applicable law or otherwise.

(g)     Equity Rights. Dealer acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Counterparty’s bankruptcy.  For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Counterparty’s bankruptcy to any claim arising as a result of a breach by Counterparty of any of its obligations under this Confirmation or the Agreement.  For the avoidance of doubt, the parties acknowledge that this Confirmation is not secured by any collateral that would otherwise secure the obligations of Counterparty herein under or pursuant to any other agreement.

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(h)     Payment by Counterparty. In the event that an Early Termination Date occurs or is designated with respect to the Transaction as a result of a Termination Event or an Event of Default (other than an Event of Default arising under Section 5(a)(ii) or 5(a)(iv) of the Agreement) and, as a result, Counterparty owes to Dealer an amount calculated under Section 6(e) of the Agreement, such amount shall be deemed to be zero.

(i)     Amendment to Equity Definitions. The following amendment shall be made to the Equity Definitions:

Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) at Dealer’s option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of the ISDA Master Agreement with respect to that Issuer.”

(j)     Staggered Settlement. Dealer may, by notice to Counterparty on or prior to any Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares on two or more dates (each, a “Staggered Settlement Date”) or at two or more times on the Nominal Settlement Date as follows:

(i)          in such notice, Dealer will specify to Counterparty the related Staggered Settlement Dates (each of which will be on or prior to such Nominal Settlement Date) or delivery times and how it will allocate the Shares it is required to deliver among the Staggered Settlement Dates or delivery times; and

(ii)          the aggregate number of Shares that Dealer will deliver to Counterparty hereunder on all such Staggered Settlement Dates and delivery times will equal the number of Shares that Dealer would otherwise be required to deliver on such Nominal Settlement Date.

(k)   Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

(l)   Additional Termination Events. The occurrence of (x) an event of default with respect to Counterparty under the terms of the Convertible Notes as set forth in Section 7.01 of the Indenture that results in the Convertible Notes becoming or being declared immediately due and payable under the terms of Section 7.02 of the Indenture, or (y) an Amendment Event shall be an Additional Termination Event with respect to which the Transaction is the sole Affected Transaction and Counterparty is the sole Affected Party, and Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 5(b) of the Agreement.

(m)  “Amendment Event” means that Counterparty amends, modifies, supplements or obtains a waiver in respect of any term of the Indenture or the Convertible Notes governing the principal amount, coupon, maturity, repurchase obligation of Counterparty, redemption right of Counterparty, any term relating to conversion of the Convertible Notes (including changes to the conversion price, conversion settlement dates or conversion conditions), or any term that would require consent of the holders of not less than 100% of the principal amount of the Convertible Notes to amend, in each case without the prior consent of Dealer.

(n)   Governing Law; Jurisdiction. THIS CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

(o)   Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Transaction. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into THE Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

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(p)  Wall Street Transparency and Accountability Act of 2010.  The parties hereby agree that none of (v) Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), (w) any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (x) the enactment of WSTAA or any regulation under the WSTAA, (y) any requirement under WSTAA nor (z) an amendment made by WSTAA, shall limit or otherwise impair either party’s rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, Increased Cost of Hedging, Loss of Stock Borrow, Increased Cost of Stock Borrow, an Excess Ownership Position or Illegality (as defined in the Agreement)).

(q)  Tax Matters

(i)	Tax Representations of Counterparty. Counterparty is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Delaware. Counterparty is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes [and an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)].

(ii)	Tax Representations of Dealer. Dealer is a company organized under the laws of England and Wales. Dealer is a hybrid entity that is treated as a pass-thru entity for U.S. federal income tax purposes and each partner or owner of Dealer is a “non-U.S. branch of a foreign person” for purposes of section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations and a “foreign person” for purposes of section 1.6041-4(a)(4) of the United States Treasury Regulations.

(iii)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(iv)	HIRE Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder.

(v)	Tax documentation.

(a)	Counterparty shall provide to Dealer a valid U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) upon execution and delivery of this Confirmation, (ii) promptly upon reasonable demand by Dealer, and (iii) promptly upon learning that any such tax Form previously provided by Counterparty has become obsolete or incorrect.

(b)	Dealer shall provide to Counterparty a correct and complete U.S. Internal Revenue Service Form W-8BEN, or any successor thereto, claiming the benefit of the U.S.-U.K. income tax treaty, (i) upon execution and delivery of this Confirmation, (ii) promptly upon reasonable demand by Dealer, and (iii) promptly upon learning that any such tax Form previously provided by Counterparty has become obsolete or incorrect.

[Signatures to follow on separate page]

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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

MERRILL LYNCH INTERNATIONAL

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, solely in its capacity as Agent hereunder

By:
Name:
Title:

Confirmed as of the date first above written:

JAKKS PACIFIC, INC.

By:
Name:
Title:

[SIGNATURE PAGE]

Issuer Prepaid Forward Confirmation

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